SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15 (d) of
                           The Securities Act of 1934


          Date of Report (Date of earliest event reported) October 3, 1997





                               SIMTEK CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




    Colorado                         0-19027                    84-1057605
--------------------------------------------------------------------------------
(State or other                    (Commission               (I.R.S. Employer
jurisdiction                       File Number)              Identification No.)
of incorporation)



                          1465 Kelly Johnson Boulevard
                           Colorado Springs, Colorado          80920
                   ----------------------------------------  ----------
                   (Address of principal executive offices)  (Zip Code)


Registrant's telephone, including area code:  (719) 531-9444


                                 Not applicable
          -----------------------------------------------------------
          Former name or former address, if changed since last report





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Item 5:  Other Information
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     (1) The Registrant  issued the following  press  release,  dated October 2,
1997, announcing its special shareholders meeting to be held November 6, 1997:

                              FOR IMMEDIATE RELEASE
                              ---------------------

                  SIMTEK ANNOUNCES SPECIAL SHAREHOLDERS MEETING

     COLORADO SPRINGS, Colorado - October 2, 1997 -- Today Simtek Corporation announced a special shareholders meeting to be held at 1:00 PM on November 6, 1997 at the Marriott Hotel in Colorado Springs, CO (DEFS14A filed with the SEC). The purposes of the meeting include voting on a proposed increase of the number of authorized shares, the ratification of Hein + Associates LLP as auditors of the company and to transact any other business as may be properly brought before the meeting. The "Notice of Special Meeting of Shareholders" and the proxy card for voting is in the process of being mailed out to all shareholders of record as of September 22, 1997.

     Simtek currently has 40 million shares of common stock authorized, with approximately 28.7 million issued and approximately 9.8 million reserved for stock options and warrants. This leaves approximately 1.5 million authorized shares of Common Stock available for future use as of August 31, 1997.

     While the Board has no specific commitments, plans or intentions to issue shares of Common Stock at this time, it is currently exploring various financing alternatives, none of which would change control of the Company. However, with so few shares available, the Company has little flexibility to take actions in the best interest of the company which may require additional shares. The increase in authorized shares will have no impact on the number of shares in the public market unless they are issued. Among the possible uses for additional shares are the issuance in connection with acquisitions of other companies or properties, issuance in public or private offerings to raise additional capital to fund production and marketing of its 0.8 micron 256 kilobit nvSRAM, the development of other new products, declaration and issuance of stock dividends and issuance under stock option plans that may be adopted in the future.

     Simtek has experienced sales growth of its nonvolatile Static RAM (nvSRAM) products, with revenues of $2.0M in 1995, $5.2M in 1996 and $3.3M in the first half of 1997. With the solid base of 16 kilobit and 64 kilobit nvSRAMs and the recent introduction of its 256 kilobit products, Simtek continues to broaden its customer base and establish the nvSRAM technology in applications requiring high performance, cost effective nonvolatile memory solutions.

     Simtek  Corporation   develops,   produces  and  markets  high  performance
nonvolatile memories. Headquartered in Colorado Springs, Colorado, with international sales and marketing channels, Simtek is listed under the symbol SRAM on the OTC electronic Bulletin Board. Information on Simtek products can be obtained from its web site www.simtek.com, email info@simtek.com or by calling
(719) 531-9444 or FAX (719) 531-9481.

For more information contact:

Simtek Corporation                                     info@simtek.com
1465 Kelly Johnson Boulevard                           or see our Web site at
Colorado Springs, CO  80920 USA                        http://www.simtek.com
(719) 531-9444 FAX (719) 531-9481

Editor's Note: Please send inquiries to: Communications Department, Simtek Corporation, 1465 Kelly Johnson Boulevard, Colorado Springs, CO 80920 USA. (719) 531-9444; FAX (719) 531-9481.


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

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

                                     SIMTEK CORPORATION


                                           /s/Richard L. Petritz
October 3, 1997                      By:_______________________________________
                                           RICHARD L. PETRITZ
                                           Chief Executive Officer and Chief
                                           Financial Officer (acting)



















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